EX-99.(e)(2)

Amendment No. 1 to Distribution Agreement

This Amendment No. 1 to the Distribution Agreement (this “Amendment”), by and among Goldman Sachs ETF Trust (the “Trust”) and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”) is dated as of                     , 2018.

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated April 16, 2018, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of new Funds to the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	Appendix A to Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

GOLDMAN SACHS ETF TRUST	ALPS DISTRIBUTORS, INC.

By:	By:
Name:	Name:
Title:	Title:

APPENDIX A

LIST OF FUNDS

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF
Goldman Sachs ActiveBeta ® Europe Equity ETF
Goldman Sachs ActiveBeta ® International Equity ETF
Goldman Sachs ActiveBeta ® Japan Equity ETF
Goldman Sachs ActiveBeta ® U.S. Large Cap Equity ETF
Goldman Sachs ActiveBeta ® U.S. Small Cap Equity ETF
Goldman Sachs Equity Long Short Hedge Tracker ETF
Goldman Sachs Event Driven Hedge Tracker ETF
Goldman Sachs Macro Hedge Tracker ETF
Goldman Sachs Multi-Strategy Hedge Tracker ETF
Goldman Sachs Relative Value Hedge Tracker ETF
Goldman Sachs Hedge Industry VIP ETF
Goldman Sachs Access High Yield Corporate Bond ETF
Goldman Sachs Access Emerging Markets Local Currency Bond ETF
Goldman Sachs Access Investment Grade Corporate Bond ETF
Goldman Sachs Equal Weight U.S. Large Cap Equity ETF
Goldman Sachs JUST U.S. Large Cap Equity ETF
Goldman Sachs Access Emerging Markets USD Bond ETF
Goldman Sachs Access Inflation Protected USD Bond ETF
Goldman Sachs TreasuryAccess 0-1 Year ETF